Exhibit D

[Letterhead of Arnold and Porter Kaye Scholer LLP]

June 27, 2017

The Debt Management Office (The Presidency)

Nigeria Deposit Insurance Corporation Building

Plot 447/448 Constitution Avenue

Central Business District

PMB 532, Garki – Abuja

Nigeria

Ladies and Gentlemen:

We have acted as special United States counsel to The Federal Republic of Nigeria (the “Republic”) in connection with: (i) the preparation of (a) the registration statement under Schedule B, Registration No. 333-216840 filed on March 20, 2017 and as amended by pre-effective amendment No. 1 thereto filed on May 17, 2017, pre-effective amendment No.2 thereto filed on May 31, 2017, pre-effective amendment No. 3 thereto filed on June 12, 2017 and post-effective amendment No. 1 thereto filed the date hereof (as so amended, the “Registration Statement”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), pursuant to which the Republic has registered its Diaspora Bonds in an aggregate principal amount of up to $300,000,000 (“Securities”), (b) the Preliminary Prospectus, dated June 12 2017, forming a part of the Registration Statement and (c) Prospectus, dated June 19, 2017 (the “Prospectus”) relating to the issuance by the Republic of its Securities and (ii) the transactions contemplated by the Underwriting Agreement, dated June 19, 2017 (the “Underwriting Agreement”), among the Republic, Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Standard Bank of South Africa Limited and each of the other underwriters named in Schedule A thereto included as an exhibit to the Registration Statement. We are familiar with the Fiscal Agency Agreement, dated June 27, 2017 (the “Fiscal Agency Agreement”), among the Republic and Citibank, N.A., New York branch, as fiscal agent, registrar, principal paying agent and principal transfer agent and Citibank, N.A., London branch, as London paying agent and London transfer agent included as an exhibit to the Registration Statement. The Underwriting Agreement and the Fiscal Agency Agreement are collectively defined herein as the “Agreements.”

In rendering the opinion expressed below, we have examined such certificates of public officials, government documents and records and other certificates and instruments furnished to us and have made such other investigations as we have deemed necessary in connection with the opinion set forth herein. Furthermore, we have assumed: (i) the genuineness of all signatures; (ii) the authenticity of all documents submitted to us as originals; (iii) the authority of the Republic to enter into the Agreements and cause the issuance of the Securities and (iv) the conformity to authentic originals of all documents submitted to us as copies.

The opinion set forth herein is limited to the federal law of the United States of America and the law of the State of New York, and we do not express any opinion herein concerning the laws of any other jurisdiction. Insofar as the opinion set forth herein relates to matters of the laws of the Republic, we have, without having made any independent investigation with respect thereto, assumed the correctness of, and relied upon, the opinion of Taiwo Abidogun, Esq. FCIArb., Solicitor-General of the Federation and Permanent Secretary, a copy of which is being filed as Exhibit E to the Registration Statement and our opinion set forth herein is subject to any and all exceptions and reservations set forth therein.

Based upon and subject to the foregoing, we are of the opinion that when the Securities and the Agreements have been duly authorized, issued and executed by the Republic and the other parties thereto and the Securities have been authenticated, delivered and paid for as contemplated by the Agreements, the Prospectus and any amendment and supplement thereto, the Securities will constitute valid and legally binding obligations of the Republic under the laws of the State of New York.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Arnold & Porter Kaye Scholer LLP